EXHIBIT 32.2

NORTHWEST NATURAL HOLDING COMPANY
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002

Each of the undersigned, DAVID H. ANDERSON, Chief Executive Officer, and BRODY J. WILSON, the Chief Financial Officer, of NORTHWEST NATURAL HOLDING COMPANY (the Company), DOES HEREBY CERTIFY that:

1.    The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 2nd day of August 2024.

/s/ David H. Anderson
David H. Anderson
Chief Executive Officer

/s/ Brody J. Wilson
Brody J. Wilson
Chief Financial Officer, Vice President, Treasurer, and Chief Accounting Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northwest Natural Holding Company and will be retained by Northwest Natural Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.